EXHIBIT 15



November 26, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 15, 2002, except as to Note 4, which is as of November 26, 2002, on our review of consolidated interim financial information of Pennsylvania Electric Company (the "Company") as of and for the three months ended March 31, 2002 and included in the Company's quarterly report on Amended Form 10-Q/A for the quarter then ended is incorporated by reference in its Registration Statements (File Nos. 333-62295, 333-62295-01 and 333-62295-02).

Very truly yours,



PricewaterhouseCoopers LLP


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